Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated as of May 6, 2008, is made among NovaDel Pharma Inc., a Delaware corporation (the “Company”), ProQuest Investments II, L.P., ProQuest Investments II Advisors Fund, L.P. and ProQuest Investments III, L.P. (each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder, the Company desires to offer, issue and sell to the Purchasers (the “Offering”), on the terms and subject to the conditions contained in this Agreement, up to $4,000,000 (the “Purchase Price”) of (i) senior secured convertible promissory notes, substantially in the form attached hereto as Exhibit A (the “Convertible Notes”), which shall be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) five-year warrants1 to purchase shares of Common Stock, substantially in the form attached hereto as Exhibit B (the “Warrants”), of which (A) up to $2,000,000 shall be funded upon approval from the American Stock Exchange (“AMEX”) following the date hereof (the “Initial Closing”) and (B) upon Stockholder Approval (as defined below) and at the Company’s option, additional amounts such that the total commitment, inclusive of the amount at the Initial Closing equals up to $4,000,000 (the “Subsequent Closing”; together with the Initial Closing, the “Closings” and individually, each a “Closing”). The Convertible Notes and the Warrants are collectively referred to herein as the “Securities.”

WHEREAS, the Convertible Notes and all amounts owing to the Purchasers thereunder or pursuant to this Agreement will be secured by all of the assets of the Company, pursuant to the Security and Pledge Agreement being entered into concurrently herewith and substantially in the form attached hereto as Exhibit C (the “Security Agreement”) except Excluded Assets (as defined in the Security Agreement).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the Company and each of the Purchasers agree as follows:

A.	Issuance and Sale

(1)       Subject to the conditions to each Closing set forth herein, the Company shall sell, issue and deliver, and each Purchaser shall purchase from the Company, the Convertible Notes and the Warrants. The aggregate amount of Securities to be issued pursuant to the Initial Closing shall not exceed 5,000,000 shares of the Company’s Common Stock, which number represents 19.99% of the total shares of Common Stock outstanding on a post-closing basis, assuming all of the Warrants have been converted, such that the Purchasers do not acquire beneficial ownership

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1 Equal to 60% of the face value of the Convertible Notes then issued, valuing the shares at the applicable Conversion Price.

of more than 19.99% and the Offering is not deemed to be a change of control under AMEX rules.

(2)       Stockholder Approval. Prior to the consummation of the Subsequent Closing, the Company shall use commercially reasonable efforts to call and hold a meeting of the stockholders for the purpose of approving the transactions contemplated herein (such affirmative approval being referred to herein as the “Stockholder Approval”). The Company’s Board shall recommend to the stockholders to vote in favor of approving the transactions contemplated herein; provided, however, that the Board shall not be obligated to make such a recommendation if the Board determines in good faith, after receiving the advice of its independent legal and financial advisors, that such a recommendation would cause the Board to breach its fiduciary duties.

B.	Closings

(1)       The Initial Closing shall take place on the third business day after which all conditions for such Closing have been satisfied or are capable of being satisfied, or such other date as agreed to by the Company and the Purchasers (the “Initial Closing Date”) and after the date on which the Company has obtained the Stockholder Approval, and at the Company’s option, the Subsequent Closing shall take place on such date as the Company and the Purchasers may mutually agree (the “Subsequent Closing Date”) (the Initial Closing Date and the Subsequent Closing Date, each individually a “Closing Date” and collectively, the “Closing Dates”), each at 10:00 a.m., at the offices of Morgan Lewis & Bockius LLP, located at 502 Carnegie Center, Princeton, New Jersey 08540, or at such other times and places as shall be mutually agreed to by the Company and the Purchasers. Subject to the approval of the Purchasers and the terms and conditions of this Agreement, the Company may sell and issue Securities to additional investors in the Subsequent Closing.

(2)       At each Closing, (i) the Company shall issue and deliver to each Purchaser the related Convertible Note payable to each such Purchaser in the principal amount set forth by each Purchaser’s name on Annex I hereto and the related Warrant for the number of shares of Common Stock set forth by each Purchaser’s name on Annex I hereto, (ii) each Purchaser shall pay the applicable Purchase Price set forth by each Purchaser’s name on Annex I hereto by wire transfer of immediately available funds to the account designated by the Company set forth on Schedule A hereto, (iii) the Company shall deliver to the Purchasers a certificate stating that the representations and warranties made by the Company in Section D of this Agreement were true and correct in all material respects when made and are true and correct in all material respects on the date of such Closing relating to the Securities purchased pursuant to this Agreement as though made on and as of the such Closing Date (provided, however, that representations and warranties that speak as of a specific date shall continue to be true and correct as of the related Closing with respect to such date), (iv) the Company shall cause to be delivered to the Purchasers an opinion of Morgan Lewis & Bockius, LLP substantially in the form attached hereto as Exhibit D and reasonably acceptable to counsel for the Purchasers, and (v) the Company shall have executed and delivered to the Purchasers all UCC-1 financing statements to be filed and such other documents necessary or appropriate for the perfection of the security interests granted by this Agreement and the Security Agreement as may be reasonably requested by the Purchasers, and the Company. The Convertible Notes to be issued at the Initial Closing shall have an initial Conversion Price (as defined in the Convertible Notes) of $0.295 per share, which amount reflects the closing price per share of Common Stock as of the date of this Agreement, plus $0.075. The Warrants to be issued at the Initial Closing shall have an Exercise Price (as defined in the Warrants) of $0.369 per share. The Convertible Notes to be issued at the Subsequent Closing shall have an initial Conversion Price equal to the lesser of (i) $1.05 per share and (ii) the closing price per share of Common Stock on the Subsequent Closing Date plus $0.075. The Warrants to be issued at the Subsequent Closing shall have an Exercise Price equal to 125% of the Conversion Price in the Subsequent Closing.

(3)       Each Purchaser acknowledges and agrees that the purchase of the Convertible Notes and the Warrants by such Purchaser pursuant to the Offering is subject to all the terms and conditions set forth in this Agreement.

C.	Representations and Warranties of the Purchasers

Each Purchaser, severally and not jointly, hereby represents and warrants to the Company, and agrees with the Company as follows:

(1)       Such Purchaser has carefully read this Agreement, the form of Convertible Note attached hereto as Exhibit A, the form of Warrant attached hereto as Exhibit B and the form of Security Agreement attached hereto as Exhibit C and each of the other agreements entered into by the Parties in connection with the transactions contemplated by this Agreement (collectively the “Offering Documents”), and is familiar with and understands the terms of the Offering. Specifically, and without limiting in any way the foregoing representation, such Purchaser has carefully read and considered the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, including, without limitation, the financial statements included therein and the sections therein entitled “Item 1. Business,” “Item 1A. Risk Factors” (which immediately follows “Item 1. Business”), and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Such Purchaser has carefully considered and has discussed with such Purchaser’s professional legal, tax, accounting and financial advisors, to the extent such Purchaser has deemed necessary, the suitability of an investment in the Securities for such Purchaser’s particular tax and financial situation and has determined that the Securities being purchased by such Purchaser are a suitable investment for such Purchaser. Such Purchaser recognizes that an investment in the Securities involves substantial risks, including the possible loss of the entire amount of such investment. Such Purchaser further recognizes that the Company has broad discretion concerning the use and application of the proceeds from the Offering.

(2)        Such Purchaser acknowledges that (i) such Purchaser has had the opportunity to request copies of any documents, records, and books pertaining to this investment and (ii) any such documents, records and books that such Purchaser requested have been made available for inspection by such Purchaser, such Purchaser’s attorney, accountant or advisor(s).

(3)       Such Purchaser and such Purchaser’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from representatives of the Company or persons acting on behalf of the Company concerning the Offering and all such questions have been answered to the full satisfaction of such Purchaser.

(4)       Such Purchaser is not purchasing the Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar, meeting or conference whose attendees have been invited by any general solicitation or general advertising.

(5)       Such Purchaser is an “Accredited Investor” as such term is defined in Rule 501(a)(3) of Regulation D.

(6)       Such Purchaser has adequate means of providing for such Purchaser’s current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Securities for an indefinite period of time, has no need for liquidity in such investment and can afford a complete loss of such investment.

(7)       Such Purchaser has sufficient knowledge and experience in financial, tax and business matters to enable such Purchaser to utilize the information made available to such Purchaser in connection with the Offering, to evaluate the merits and risks of an investment in the Securities and to make an informed investment decision with respect to an investment in the Securities on the terms described in the Offering Documents.

(8)       Such Purchaser will not sell or otherwise transfer the Securities without registration under the Securities Act and applicable state securities laws or an applicable exemption therefrom. Such Purchaser acknowledges that neither the offer nor sale of the Securities has been registered under the Securities Act or under the securities laws of any state. Such Purchaser represents and warrants that such Purchaser is acquiring the Securities for such Purchaser’s own account, for investment and not with a view toward resale or distribution within the meaning of the Securities Act. Such Purchaser has not offered or sold the Securities being acquired nor does such Purchaser have any present intention of selling, distributing or otherwise disposing of such Securities either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstances in violation of the Securities Act. Such Purchaser is aware that (i) the Securities are not currently eligible for sale in reliance upon Rule 144 promulgated under the Securities Act and (ii) the Company has no obligation to register such Securities purchased hereunder, except as provided in Section F hereof. By making these representations herein, such Purchaser is not making any representation or agreement to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an available exemption to the registration requirements of the Securities Act.

(9)       Such Purchaser acknowledges that the Convertible Notes and the certificates representing the shares of Common Stock issuable upon conversion of the Convertible Notes (the “Note Shares”), the Warrants and, upon the exercise of the Warrants, the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”), be stamped or otherwise imprinted with a legend substantially in the following form:

The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or any state securities laws and neither the securities nor any interest therein may be offered, sold, transferred, pledged or otherwise disposed of except pursuant to an effective registration under such act or an exemption from registration, which, in the opinion of counsel reasonably satisfactory to this corporation, is available.

The certificates evidencing the Note Shares and the Warrant Shares shall not be required to contain such legend or any other legend (i) following any sale of such Note Shares or Warrant Shares pursuant to Rule 144, or (ii) if such Note Shares or Warrant Shares are eligible for sale under Rule 144 or have been sold pursuant to the Registration Statement (as hereafter defined) and in compliance with the obligations set forth in Section F(6), below, or (iii) such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Securities and Exchange Commission (the “SEC”)), in each such case (i) through (iii) to the extent reasonably determined by the Company’s legal counsel. Notwithstanding the foregoing, following the effective date of the Registration Statement, the legend set forth above may, at the request of such Purchaser, be removed from such certificates evidencing such Note Shares and Warrant Shares prior to the resale thereof and the Company will rescind any stop transfer orders with respect to such shares given to the Company’s transfer agent, provided that such Purchaser represents and covenants to the Company in writing (in a form reasonably acceptable to the Company and its counsel) that (1) such Purchaser will sell such securities only pursuant to and in the manner contemplated by the Registration Statement, including the Plan of Distribution section contained therein (in substantially the form attached hereto as Exhibit E), and otherwise in compliance with the Securities Act, including the prospectus delivery requirements of such act, (2) such Purchaser will indemnify the Company for any damages or losses resulting to the Company for such Purchaser’s breach of its representation and covenant described in the foregoing clause (1), and (3) such other agreements or covenants as the Company or its counsel may reasonably request. Subject to the foregoing, at such time and to the extent a legend is no longer required for the Note Shares or the Warrant Shares, the Company will use commercially reasonable efforts to no later than three (3) trading days following the delivery by such Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such Note Shares or Warrant Shares (together with such accompanying documentation or representations as reasonably required by counsel to the Company), deliver or cause to be delivered a certificate representing such Note Shares or Warrant Shares that is free from the foregoing legend.

In addition to such Purchaser’s other available remedies, the Company shall pay to such Purchaser, in cash, as liquidated damages and not as a penalty, for each one thousand dollars ($1,000) worth of Note Shares or Warrant Shares (based on the closing price of the Common Stock on the date such Securities are submitted to the Company’s transfer agent) delivered for removal of the restrictive legend and subject to this Section C(9), five dollars ($5) per business day (increasing to ten dollars ($10) per business day, ten (10) business days after such damages have begun to accrue) for each business day after the third (3rd) business day following the legend removal date until such certificate is delivered without a legend. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the transactions contemplated by this Agreement, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(10)     (i) This Agreement and all other instruments executed and delivered by or on behalf of such Purchaser in connection with the purchase of the Securities have been duly and validly authorized, executed and delivered by such Purchaser and are valid and binding agreements of such Purchaser enforceable in accordance with their terms; (ii) such Purchaser has the full legal right and power and all authority and approval required to purchase and hold the Securities; and (iii) such Purchaser has not been formed for the specific purpose of acquiring such Securities.

(11)     The information contained in the selling stockholder questionnaire in the form of Exhibit F attached hereto (the “Selling Stockholder Questionnaire”) delivered by such Purchaser in connection with this Agreement is complete and accurate in all respects as of the date of this Agreement and will be correct as of the effective date of the Registration Statement; provided, that such Purchaser shall be entitled to update such information by providing written notice thereof to the Company.

(12)     Such Purchaser acknowledges that the Company may issue additional shares of Common Stock from time to time. The issuance of additional shares of Common Stock may cause dilution of the existing shares of Common Stock and a decrease in the market price of such existing shares.

D.	Representations and Warranties of the Company

Except as set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed by the Company with the SEC and any subsequent forms, reports, statements, schedules, amendments or other documents prior to the date of this Agreement (other than the exhibits to such documents), or the disclosure schedules dated and delivered as of the date hereof by the Company to the Purchasers (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof, the Company hereby makes the following representations and warranties to the Purchasers, which shall survive the Closing and the purchase and sale of the Securities.

(1)       Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as currently conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, properties, prospects, financial condition or results of operations of the Company (a “Material Adverse Effect”)

(2)        Capitalization. The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $.001 per share. As of March 31, 2008, there were 60,692,260 shares of Common Stock and no shares of preferred stock issued and outstanding. As of March 31, 2008, the Company had reserved (i) 6,000,000 shares of Common Stock for issuance to employees, directors and consultants pursuant to the Company’s 2006 Equity Incentive Plan, of which 4,116,785 shares of Common Stock are subject to outstanding, unexercised options as of such date, (ii) 3,400,000 shares of

Common Stock for issuance to employees, directors and consultants pursuant to the Company’s 1998 Stock Option Plan, of which 1,509,333 shares of Common Stock are subject to outstanding, unexercised options as of such date, and (iii) 28,618,432 shares of Common Stock reserved for issuance pursuant to other outstanding options and warrants to purchase Common Stock. Except as set forth on Schedule C(2) attached hereto, and other than as set forth above or as contemplated in this Agreement, (a) there are no other options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which either the Company is bound or obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement and (b) the issuance and sale of the Securities contemplated hereby will not give rise to any preemptive rights, rights of first refusal or other similar rights on behalf of any person.

(3)       Issuance; Reservation of Shares. The issuance of the Convertible Notes has been duly and validly authorized by all necessary corporate action, and the Note Shares, when issued in accordance with the provisions of the Convertible Notes, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company. The issuance of the Warrants has been duly and validly authorized by all necessary corporate and stockholder action, and the Warrant Shares, when issued upon the due exercise of the Warrants, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company. The Convertible Notes and the Warrants have been (or upon delivery will have been) duly executed by the Company and will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The issuance of the Securities, the Note Shares and the Warrant Shares will not result in the right of any holder of any securities of the Company to adjust the exercise, conversion, exchange or reset price under such securities. The Company has reserved, and will reserve, at all times that the Convertible Notes or the Warrants remain outstanding, such number of shares of Common Stock sufficient to enable the full conversion of the Convertible Notes and the full exercise of the Warrants.

(4)       Authorization; Enforceability. The Company has all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Securities contemplated herein and the performance of the Company’s obligations hereunder has been taken and no further action is required by the Company or its stockholders in connection therewith. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy.

(5)	No Conflict; Governmental and Other Consents.

(a)       The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in the violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound (including federal and state securities laws and regulations and rules of AMEX), (ii) result in the violation of any provision of the Certificate of Incorporation or Bylaws of the Company, and (iii) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under or give to others any rights of termination, amendment, acceleration or cancellation of, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of the Company except in the case of clauses (i) and (iii) to the extent that any such violation, conflict or breach would not be reasonably likely to have a Material Adverse Effect. No holder of any of the securities of the Company has any rights (“demand,” “piggyback” or otherwise) to have such securities registered by reason of the intention to file, filing or effectiveness of a Registration Statement (as defined in Section F hereof). The Company is eligible to register the Note Shares and the Warrant Shares for resale by the Purchasers on Form S-3 promulgated under the Securities Act.

(b)       No consent, approval, authorization or other order of any governmental authority or other third-party is required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or with the authorization, issue and sale of the Securities, except such post-Closing filings as may be required to be made with the SEC, the AMEX and with any state or foreign blue sky or securities regulatory authority. The Company believes it is in violation of the listing requirements of AMEX in any material respect, but it has not received any notice from AMEX asserting any non-compliance which has not been resolved prior to the date of this Agreement.

(6)       Litigation. There are no pending or, to the Company’s knowledge, threatened legal or governmental proceedings against the Company or any of its respective officers or directors, which, if adversely determined, would individually or in the aggregate be reasonably likely to have a Material Adverse Effect on the Company. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body (including, without limitation, the SEC or AMEX) pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its respective officers or directors wherein an unfavorable decision, ruling or finding could adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under this Agreement. Neither the Company nor any director or officer thereof (in his or her capacity as such), is or has been subject of any action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports (as defined herein). The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act.

(7)       Accuracy of Reports. All reports required to be filed by the Company within the two years prior to the date of this Agreement (the “SEC Reports”) under the Exchange Act, have been filed with the SEC, complied at the time of filing in all material respects with the requirements of their respective forms and, except to the extent updated or superseded prior to the date of this Agreement by any subsequently filed report, were complete and correct in all material respects as of the dates at which the information was furnished, and contained (as of such dates) no untrue statements of a material fact nor omitted to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Report is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings made prior to the date hereof). As of their respective dates, the financial statements of the Company in the SEC Reports complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect as of the time of filing.

(8)       Financial Information. The Company’s financial statements that appear in the SEC Reports have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), except in the case of unaudited statements, as permitted by Form 10-Q of the SEC or as may be indicated therein or in the notes thereto, applied on a consistent basis throughout the periods indicated and such financial statements fairly present in all material respects the financial condition and results of operations of the Company as of the dates and for the periods indicated therein.

(9)       Accounting and Disclosure Controls. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the SEC Reports, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial or financial offers, as appropriate, to allow timely decisions regarding required disclosure.

(10)     Sarbanes-Oxley Act of 2002. The Company is, and will be, at all times during the period the Company must maintain effectiveness of the Registration Statement as provided herein, in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or is implementing the provisions thereof that are in effect and is taking reasonable steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act of 2002 not currently in effect upon the effectiveness of such provisions.

(11)     Absence of Certain Changes. Since the date of the Company’s financial statements in the latest of the SEC Reports, (i) there has not occurred any undisclosed event that has caused a Material Adverse Effect or any occurrence, circumstance or combination thereof that reasonably would be likely to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business and (B) liabilities that would not be required to be reflected in the Company’s financial statements pursuant to GAAP or that would not be required to be disclosed in filings made with the SEC, (iii) the Company has not (A) declared or paid any dividends, (B) amended or changed the Certificate or Incorporation or Bylaws of the Company, or (C) altered its method of accounting or the identity of its officers and (iv) the Company has not made a material change in officer compensation except in the ordinary course of business consistent with past practice.

(12)     Investment Company. The Company is not an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(13)     Subsidiaries. The Company has no subsidiaries. For the purposes of this Agreement, “subsidiary” shall mean any company or other entity of which at least 50% of the securities or other ownership interest having ordinary voting power for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company or any of its other subsidiaries.

(14)     Indebtedness. The financial statements in the SEC Reports reflect, to the extent required, as of the date thereof all outstanding secured and unsecured Indebtedness (as defined below) of the Company, or for which the Company has commitments. For purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP. The Company is not in default with respect to any Indebtedness.

(15)     Certain Fees. No brokers’, finders’ or financial advisory fees or commissions will be payable by the Company with respect to the transactions contemplated by this Agreement.

(16)     Material Agreements. All material agreements to which the Company is a party or to which its property or assets are subject that are required to be filed as exhibits to the SEC Reports under Item 601 of Regulation S-K (each, a “Material Agreement”) are included as part of, or specifically identified in, the SEC Reports. The Company has in all material respects performed all the obligations required to be performed by it to date under the foregoing agreements, has received no notice of default by the Company or the subsidiary that is a party thereto, as the case may be, and, to the Company’s knowledge, is not in default under any Material Agreement now in effect, the result of which would individually or in the aggregate be reasonably likely to have a Material Adverse Effect.

(17)     Transactions with Affiliates. Except as set forth in the SEC Reports, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company or any of its customers or suppliers on the one hand, and (b) on the other hand, any person who would be covered by Item 404(a) of Regulation S-B or any company or other entity controlled by such person.

(18)     Taxes. The Company has prepared and filed all federal, state, local, foreign and other tax returns for income, gross receipts, sales, use and other taxes and custom duties (“Taxes”) required by law to be filed by it, except for tax returns, the failure to file which, individually or in the aggregate, do not and would not have a Material Adverse Effect on the Company. Such filed tax returns are complete and accurate, except for such omissions and inaccuracies which, individually or in the aggregate, do not and would not have a Material Adverse Effect on the Company. The Company has paid or made provisions for the payment of all Taxes shown to be due on such tax returns and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the subsidiaries for all current Taxes to which the Company or any subsidiary is subject and which are not currently due and payable, except for such Taxes which, if unpaid, individually or in the aggregate, do not and would not have a Material Adverse Effect on the Company. None of the federal income tax returns of the Company for the past five years has been audited by the Internal Revenue Service. The Company has not received written notice of any assessments, adjustments or contingent liability (whether federal, state, local or foreign) in respect of any Taxes pending or threatened against the Company or any subsidiary for any period which, if unpaid, would have a Material Adverse Effect on the Company.

(19)     Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which the Company is engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without an increase in cost significantly greater than general increases in cost experienced for similar companies in similar industries with respect to similar coverage.

(20)     Environmental Matters. Except as disclosed in the SEC Reports, all real property owned, leased or otherwise operated by the Company is free of contamination from any substance, waste or material currently identified to be toxic or hazardous pursuant to, within the definition of a substance which is toxic or hazardous under, or which may result in liability under, any Environmental Law (as defined below), including, without limitation, any asbestos, polychlorinated biphenyls, radioactive substance, methane, volatile hydrocarbons, industrial solvents, oil or petroleum or chemical liquids or solids, liquid or gaseous products, or any other material or substance (“Hazardous Substance”) which has caused or would reasonably be expected to cause or constitute a threat to human health or safety, or an environmental hazard in violation of Environmental Law or to result in any environmental liabilities that would be reasonably likely to have a Material Adverse Effect. The Company has not caused or suffered to occur any release, spill, migration, leakage, discharge, disposal, uncontrolled loss, seepage, or filtration of Hazardous Substances that would reasonably be expected to result in environmental liabilities that would be reasonably likely to have a Material Adverse Effect. The Company has generated, treated, stored and disposed of any Hazardous Substances in compliance with applicable Environmental Laws, except for such non-compliances that would not be reasonably likely to have a Material Adverse Effect. The Company has obtained, or has applied for, and is in compliance with and in good standing under all permits required under Environmental Laws (except for such failures that would not be reasonably likely to have a Material Adverse Effect) and the Company has no knowledge of any proceedings to substantially modify or to revoke any such permit. There are no investigations, proceedings or litigation pending or, to the Company’s knowledge, threatened against the Company or any of the Company’s facilities relating to Environmental Laws or Hazardous Substances. “Environmental Laws” shall mean all federal, national, state, regional and local laws, statutes, ordinances and regulations, in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including orders, consent decrees or judgments relating to the regulation and protection of human health, safety, the environment and natural resources.

(21)     Intellectual Property Rights and Licenses. The Company owns or has the right to use any and all information, know-how, trade secrets, patents, copyrights, trademarks, trade names, service marks, trade names, domain names, software, formulae, methods, processes and other intangible properties that are of a such nature and significance to the business that the failure to own or have the right to use such items would have a Material Adverse Effect (“Intangible Rights”). The Company has not received any notice that it is in conflict with or infringing upon the asserted intellectual property rights of others in connection with the Intangible Rights, and, to the Company’s knowledge, neither the use of the Intangible Rights nor the operation of the Company’s businesses is infringing or has infringed upon any intellectual property rights of others. All payments have been duly made that are necessary to maintain the Intangible Rights in force. No claims have been made, and to the Company’s knowledge, no claims are threatened, that challenge the validity or scope of any material Intangible Right of the Company. The Company has taken reasonable steps to obtain and maintain in force all licenses and other permissions under Intangible Rights of third parties necessary to conduct their businesses as heretofore conducted by them, and now being conducted by them, and as expected to be conducted, and the Company is not or has not been in material breach of any such license or other permission.

(22)	Labor, Employment and Benefit Matters.

(a)       There are no existing, or to the best of the Company’s knowledge, threatened strikes or other labor disputes against the Company that would be reasonably likely to have a Material Adverse Effect. Except as set forth in the SEC Reports, there is no organizing activity involving employees of the Company pending or, to the Company’s or its subsidiaries’ knowledge, threatened by any labor union or group of employees. There are no representation proceedings pending or, to the Company’s knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of the Company or its subsidiaries has made a pending demand for recognition.

(b)       Except as set forth in the SEC Reports, the Company is not, or during the five years preceding the date of this Agreement was not, a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Company.

(c)       Each employee benefit plan is in compliance with all applicable law, except for such noncompliance that would not be reasonably likely to have a Material Adverse Effect.

(d)       The Company does not have any liabilities, contingent or otherwise, including without limitation, liabilities for retiree health, retiree life, severance or retirement benefits, which are not fully reflected, to the extent required by GAAP, on the Company’s balance sheet or fully funded. The term “liabilities” used in the preceding sentence shall be calculated in accordance with reasonable actuarial assumptions.

(e)       The Company has not (i) terminated any “employee pension benefit plan” as defined in Section 3(2) of ERISA (as defined below) under circumstances that present a material risk of the Company or any of its subsidiaries incurring any liability or obligation that would be reasonably likely to have a Material Adverse Effect, or (ii) incurred or expects to incur any outstanding liability under Title IV of the Employee Retirement Income Security Act of 1974, as amended and all rules and regulations promulgated thereunder (“ERISA”).

(23)     Compliance with Law; Foreign Corrupt Practices. The Company is in compliance in all material respects with all applicable laws, except for such noncompliance that individually or in the aggregate would not reasonably be likely to have a Material Adverse Effect. The Company has not received any notice of, nor does the Company have any knowledge of, any violation (or of any investigation, inspection, audit or other proceeding by any governmental entity involving allegations of any violation) of any applicable law involving or related to the Company which has not been dismissed or otherwise disposed of that would be reasonably likely to have a Material Adverse Effect. The Company has not received notice or otherwise has any knowledge that the Company is charged with, threatened with or under investigation with respect to, any violation of any applicable law that would reasonably be likely to have a Material Adverse Effect. Neither the Company nor any employee or agent of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(24)     Ownership of Property. Except as set forth in the Company’s financial statements included in the SEC Reports, the Company and has (i) good and marketable fee simple title to its owned real property, if any, free and clear of all liens, except for liens which do not individually or in the aggregate have a Material Adverse Effect; (ii) a valid leasehold interest in all leased real property, and each of such leases is valid and enforceable in accordance with its terms (subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy) and is in full force and effect, and (iii) good title to, or valid leasehold interests in, all of its other properties and assets free and clear of all liens, except for liens disclosed in the SEC Reports or which otherwise do not individually or in the aggregate have a Material Adverse Effect.

(25)     No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section C hereof, neither the Company, nor any of its affiliates or other person acting on the Company’s behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the Offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act, when integration would cause the Offering not to be exempt from the requirements of Section 5 of the Securities Act.

(26)     No General Solicitation. Neither the Company nor, to its knowledge, any person acting on behalf of the Company, has offered or sold any of the Securities by any form of “general solicitation” within the meaning of Rule 502 under the Securities Act. To the knowledge of the Company, no person acting on its behalf has offered the Securities for sale other than to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(27)     No Manipulation of Stock. The Company has not taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities.

(28)     No Registration. Assuming the accuracy of the representations and warranties made by, and compliance with the covenants of, the Purchasers in Section C hereof, no registration of the Securities under the Securities Act is required in connection with the offer and sale of the Securities by the Company to the Purchasers as contemplated by this Agreement.

(29)     Solvency. Based on the financial condition of the Company as of the Closing Date (and assuming the Closing shall have occurred), (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.

(30)     Certain Future Financings and Related Actions. The Company will not sell, offer to sell, solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) that is or could be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Securities Act.

(31)     Use of Proceeds. The Company intends that the net proceeds from the Offering will be used to fund the continued development of its product candidates (including, without limitation, expenses relating to conducting clinical trials and milestones payments that may be triggered under the license agreements relating to such product candidates), for working capital and for other general corporate purposes.

(32)     Disclosure. The Company understands and confirms that the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided by the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby furnished by or on the behalf of the Company are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the Company’s knowledge, no material event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company confirms that neither it nor any other person acting on its behalf has provided the Purchasers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information.

E.	Understandings
Each Purchaser understands, acknowledges and agrees with the Company as follows:

(1)       No federal or state agency or authority has made any finding or determination as to the accuracy or adequacy of the Offering Documents or as to the fairness of the terms of the Offering or any recommendation or endorsement of the Securities. Any representation to the contrary is a criminal offense. In making an investment decision, such Purchaser must rely on its own examination of the Company and the terms of the Offering, including the merits and risks involved.

(2)       The Offering is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the provisions of Rule 506 of Regulation D thereunder, which is in part dependent upon the truth, completeness and accuracy of the statements made by such Purchaser herein and in the Purchaser Questionnaire.

(3)       Notwithstanding the registration obligations provided herein, there can be no assurance that such Purchaser will be able to sell or dispose of the Securities. It is understood that in order not to jeopardize the Offering’s exempt status under Section 4(2) of the Securities Act and Regulation D, any transferee may, at a minimum, be required to fulfill the investor suitability requirements thereunder.

(4)       Such Purchaser acknowledges that the Offering is confidential and non-public and agrees that all information about the Offering shall be kept in confidence by such Purchaser until the public announcement of the Offering by the Company. Such Purchaser acknowledges that the foregoing restrictions on such Purchaser’s use and disclosure of any such confidential, non-public information contained in the above-described documents restricts such Purchaser from trading in the Company’s securities to the extent such trading is on the basis of material, non-public information of which such Purchaser is aware. Except for the terms of the Offering

Documents and the fact that the Company is considering consummating the transactions contemplated therein, the Company confirms that neither the Company nor, to its knowledge, any other person acting on its behalf, has provided any of such Purchaser or its agents or counsel with any information that constitutes material, non-public information.

(5)       Such Purchaser agrees that beginning on the date hereof until the Offering is publicly announced by the Company (which the Company has agreed to undertake in accordance with the provisions of Section G(3) hereof), such Purchaser will not enter into any Short Sales. For purposes of the foregoing sentence, a “Short Sale” by a Purchaser means a sale of Common Stock that is marked as a short sale and that is executed at a time when such Purchaser has no equivalent offsetting long position in the Common Stock. For purposes of determining whether a Purchaser has an equivalent offsetting long position in the Common Stock, all Common Stock that would be issuable upon exercise in full of all options then held by such Purchaser (assuming that such options were then fully exercisable, notwithstanding any provisions to the contrary, and giving effect to any exercise price adjustments scheduled to take effect in the future) shall be deemed to be held long by such Purchaser.

F.	Registration Rights

(1)       Certain Definitions. For purposes of this Section F, the following terms shall have the meanings ascribed to them below.

(a)       “Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the Offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

(b)        ”Registrable Securities” shall mean any Note Shares and Warrant Shares issued or issuable pursuant to the Offering Documents together with any securities issued or issuable upon any stock split, dividend or other distribution, adjustment, recapitalization or similar event with respect to the foregoing.

(c)       “Registration Statement” means the registration statement required to be filed under this Section F, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

(2)	Shelf Registration.

(a)        The Company shall use its best efforts to cause to prepare and file with the SEC a “Shelf” Registration Statement covering the resale of the related Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act on or prior to 30 days after the related Closing (such date of actual filing, the “Filing Date”). The

Registration Statement shall be on Form S-3 and shall contain (except if otherwise directed by the Purchasers) a “Plan of Distribution” substantially in the form attached hereto as Exhibit E. Each Purchaser will furnish to the Company, within five days of such Closing, a completed questionnaire in the form set forth as Exhibit F hereto. Each Purchaser agrees to promptly update such questionnaire in order to make the information previously furnished to the Company by such Purchaser not materially misleading. The Registration Statement shall register the Registrable Securities for resale by the holders thereof.

(b)       The Company shall use its best efforts to cause the Registration Statement to be declared effective by the SEC on or prior to the 90th day following the related Closing, and shall use its best efforts to keep the Registration Statement continuously effective under the Securities Act until the date on which all Registrable Securities covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144 as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected holders but in any event for no more than two years from the date on which all of the shares of Common Stock issuable upon conversion of the Convertible Notes or the exercise of the Warrants have been issued (the “Effectiveness Period”).

(c)       The Company shall request effectiveness of the Registration Statement (and any post-effective amendments thereto) within five (5) business days following the Company’s receipt of notice from the SEC that the Registration Statement will not be reviewed by the SEC or that the SEC has completed its review of such Registration Statement and has no further comments. The Company shall request effectiveness of the Registration Statement (and any post-effective amendments thereto) at 5:00 p.m., Eastern time, on the effective date and deliver the Prospectus (or any supplements thereto), which delivery may be made electronically, by 8:00 a.m. Eastern time on the business day after such effective date.

(d)       Upon the occurrence of any Event (as defined below), as partial relief for the damages suffered therefrom by the Purchasers (which remedy shall not be exclusive of any other remedies which are available at law or in equity; and provided further that the Purchasers shall be entitled to pursue an action for specific performance of the Company’s obligations under Paragraph (2)(b) above and any such actions at law, in equity, for specific performance or otherwise shall not require the Purchasers to post a bond), the Company shall pay to each Purchaser, as liquidated damages and not as a penalty (it being agreed that it would not be feasible to ascertain the extent of such damages with precision), such amounts and at such times as shall be determined pursuant to this Paragraph (2)(d). For such purposes, each of the following shall constitute an “Event”:

(i)  the Filing Date does not occur on the date contemplated by Paragraph E(2)(a) above (such date is defined herein as the “Filing Default Date”), in which case the Company shall pay to each Purchaser an amount in cash equal to: (A) one percent (1.0%) of the aggregate purchase price paid by such Purchaser, on a pro-rata basis over a 30-day period; and (B) for each successive 30-day period thereafter or any portion thereof until the Filing Date, one percent (1.0%) of the aggregate purchase price paid by such Purchaser, on a pro-rata basis over a 30-day period, to be paid at the end of each 30-day period, such liquidated damages not to exceed an amount equal to 10% of the value of the aggregate purchase price in the aggregate; or

(ii) the Registration Statement is not declared effective on or prior to the date that is 90 days after the related Closing Date (the “Required Effectiveness Date”), in which case the Company shall pay to each Purchaser an amount in cash equal to: (A) for the first 30 days after such 90th day, one percent (1.0%) of the aggregate purchase price paid by such Purchaser, on a pro-rata basis over a 30-day period; and (B) for each successive 30-day period thereafter until the Registration Statement is deemed effective, one percent (1.0%) of the aggregate purchase price paid by such Purchaser, on a pro rata basis over a 30-day period, at the end of each 30-day period, such liquidated damages not to exceed an amount equal to 10% of the value of the aggregate purchase price in the aggregate.

The payment obligations of the Company under this Section F(2)(d) shall be cumulative.

(3)       Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

(a)       Use its best efforts to (i) prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the Registrable Securities for the Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) respond as promptly as reasonably possible, and in any event within ten (10) trading days, to any comments received from the SEC with respect to the Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Purchasers true and complete copies of all correspondence from and to the SEC relating to the Registration Statement.

(b)       Notify the Purchasers as promptly as reasonably possible, and (if requested by the Purchasers) confirm such notice in writing no later than one (1) trading day thereafter, of any of the following events: (i) the SEC notifies the Company whether there will be a “review” of the Registration Statement; (ii) the SEC comments in writing on the Registration Statement (in which case the Company shall deliver to the Purchasers a copy of such comments and of all written responses thereto); (iii) the SEC or any other Federal or state governmental authority in writing requests any amendment or supplement to the Registration Statement or Prospectus or requests additional information related thereto; (iv) if the SEC issues any stop order suspending the effectiveness of the Registration Statement or initiates any action, claim, suit, investigation or proceeding (a “Proceeding”) for that purpose; (v) the Company receives notice in writing of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (vi) the financial statements included in the Registration Statement become ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to the Registration Statement, Prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company shall not include any material non-public information in any notice provided to any Purchaser under this Section F(3)(b).

(c)       Use its best efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(d)       Deliver to each Purchaser, which delivery may be made electronically, by 8:00 a.m. Eastern time on the business day after the date first available, without charge, such reasonable number of copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Purchasers may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Purchasers in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(e)	[INTENTIONALLY LEFT BLANK]

(f)        To the extent required by law, prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Purchasers in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any Purchaser requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required for any such purpose to (i) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not be otherwise required to qualify but for the requirements of this Paragraph (3)(f), or (ii) subject itself to taxation.

(g)       Upon the occurrence of any event described in Paragraph (3)(b)(vi) above, as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company may suspend sales pursuant to the Registration Statement for a period of up to sixty (60) days (unless the holders of at least a majority of the then-eligible Registrable Securities consisting of outstanding shares of Common Stock consent in writing to a longer delay of up to an additional thirty (30) days) no more than once in any twelve-month period if the Company furnishes to the holders of the Registrable Securities a certificate signed by the Company’s Chief Executive Officer stating that in the good faith judgment of the Company’s Board of Directors, (i) the offering could reasonably be expected to interfere in any material respect with any acquisition, corporate reorganization or other material transaction under consideration by the Company or (ii) there is some other material development relating to the operations or condition (financial or other) of the Company that has not been disclosed to the general public and as to which it is in the Company’s best interests not to disclose such development; provided further, however, that the Company may not so suspend sales more than once in any calendar year without the written consent of the holders of at least a majority of the then-eligible Registrable Securities consisting of outstanding shares of Common Stock. Each violation of the Company’s obligation not to suspend sales pursuant to the Registration Statement longer than permitted pursuant to the proviso of this Paragraph 3(g) shall be deemed an “Event” and for each such default, Purchaser shall be entitled to the payment provisions set forth in Paragraph 2(d)(i).

(h)       Comply with all applicable rules and regulations of the SEC and the AMEX in all material respects.

(4)       Registration Expenses. The Company shall pay (or reimburse the Purchasers for) all reasonable and documented fees and expenses incident to the performance of or compliance with this Agreement by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the SEC, AMEX and in connection with applicable state securities or “Blue Sky” laws, (b) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing copies of Prospectuses reasonably requested by the Purchasers), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company and fees and disbursements, up to an aggregate of $25,000, of a single counsel for all the Purchasers, and (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing, each Purchaser shall pay any and all costs, fees, discounts or commissions attributable to the sale of its respective Registrable Securities.

(5)	Indemnification.

(a)       Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Purchaser and each of their officers and directors, partners, members, agents, brokers and employees of each of them, each Person who controls any such Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, and each underwriter of Registrable Securities, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, settlement costs and expenses, including without limitation costs of preparation and reasonable attorneys’ fees (collectively, “Losses”), as incurred, arising out of or relating to any breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement or any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or form of prospectus or in any amendment or supplement thereto, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based upon information regarding such Purchaser furnished in writing to the Company by such Purchaser expressly for use therein, or to the extent that such information related to such Purchaser or such Purchaser’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Purchaser expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (which shall, however, be deemed to include disclosure substantially in accordance with the “Plan of Distribution” attached hereto), or (ii) in the case of an occurrence of an event of the type specified in Paragraph (3)(b) above, the use by such Purchaser of an outdated or defective Prospectus after the Company has duly notified such Purchaser in writing that the Prospectus is outdated or defective and prior to the receipt by such Purchaser of the Advice contemplated in Paragraph (6) below. The Company shall notify the Purchasers promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b)       Indemnification by Purchaser. Each Purchaser shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such Purchaser to the Company specifically for inclusion in such Registration Statement or Prospectus or to the extent that (i) such untrue statements or omissions are based upon information regarding such Purchaser furnished in writing to the Company by such Purchaser expressly for use therein, or to the extent that such information related to such Purchaser or such Purchaser’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Purchaser expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (which shall, however, be deemed to include disclosure substantially in accordance with the “Plan of Distribution” attached hereto), or (ii) in the case of an occurrence of an event of the type specified in Paragraph (3)(b) above, the use by such Purchaser of an outdated or defective Prospectus after the Company has notified such Purchaser in writing that the Prospectus is outdated or defective and prior to the receipt by such Purchaser of the Advice contemplated in Paragraph (6) below. In no event shall the liability of any selling Purchaser hereunder be greater in amount than the dollar amount of the net proceeds received by such Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)       Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof, provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have prejudiced the Indemnifying Party. An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided, however, that in the event that the Indemnifying Party shall be required to pay the fees and expenses of separate counsel, the Indemnifying Party shall only be required to pay the fees and expenses of one separate counsel for such Indemnified Party or Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding affected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding. All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten trading days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d)       Contribution. If a claim for indemnification under Paragraph (5)(a) or (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or related to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Paragraph (5)(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Paragraph 5(d) was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Paragraph (5)(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provision of this Paragraph (5)(d), no Purchaser shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Purchaser from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

(6)       Dispositions. Each Purchaser agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement. Each Purchaser further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Paragraphs (3)(b), such Purchaser will discontinue disposition of such Registrable Securities under the Registration Statement until such Purchaser’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Paragraph (3)(g), or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(7)       No Piggy-Back on Registrations. Neither the Company nor any of its security holders may include securities of the Company in the Registration Statement other than the Registrable Securities, and the Company shall not after the date hereof enter into any agreement providing any such right with respect to the Registration Statement to any of its security holders.

(8)       Piggy-Back Registrations. If at any time during the Effectiveness Period, other than any suspension period referred to in Paragraph (3)(g), there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Purchaser written notice of such determination and if, within fifteen (15) days after receipt of such notice, any such Purchaser shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities not already covered by an effective Registration Statement such Purchaser requests to be registered.

(9)       Rule 144. For a period of two years following the date hereof, the Company agrees with each holder of Registrable Securities to:

(a)       use its best efforts to comply with the requirements of Rule 144(c) under the Securities Act with respect to current public information about the Company;

(b)       use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time it is subject to such reporting requirements); and

(c)       furnish to any holder of Registrable Securities upon request (i) a written statement by the Company as to its compliance with the requirements of said Rule 144(c) and the reporting requirements of the Securities Act and the Exchange Act (at any time it is subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the SEC allowing it to sell any such securities without registration.

G.	Covenants of the Company

(1)       The Company hereby agrees that, for a period of ninety (90) days after effectiveness of the Registration Statement, it shall not issue or sell any Common Stock of the Company, any warrants or other rights to acquire Common Stock or any other securities that are convertible into Common Stock, with the exception of issuances or sales related to a strategic transaction, pursuant to the exercise of an option, warrant or other right to acquire Common Stock outstanding as of the date of this Agreement, or to an employee, director, consultant, supplier, lender or lessor, or any option grant or issuance.

(2)       Until the later of (i) one hundred eighty (180) days following the Initial Closing or (ii) forty-five (45) days following effectiveness of the Registration Statement, the Company shall not cause any registration statement to become effective, other than the Registration Statement contemplated hereby, any registration statement related to securities issued or to be issued pursuant to any option or other plan for the benefit of the Company’s employees, officers, directors or consultants, or any registration statement filed on Form S-4 relating to securities issued in connection with a merger or other acquisition; provided, however, that nothing herein shall prohibit the Company from maintaining the effectiveness of any currently outstanding registration statement filed by the Company under the Securities Act, including, without limitation, the filing of post-effective amendments to such registration statements.

(3)       Not later than 8:30 a.m. Eastern time on the business day following the date this Agreement is entered into, the Company shall make a public announcement of the execution of this Agreement by filing with the SEC a Current Report on Form 8-K and issuing a press release.

(4)       Not later than 8:30 a.m. Eastern time on the business day following the Initial Closing, the Company shall make a public announcement of the Initial Closing of the Offering by filing with the SEC a Current Report on Form 8-K and issuing a press release.

(5)       The Company agrees to file one or more Forms D with respect to the Securities on a timely basis as required under Regulation D under the Securities Act to claim the exemption provided by Rule 506 of the Regulation D and to provide a copy thereof to the Purchasers and their counsel promptly after such filing. The Company, on or before each Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchasers at the related Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchasers on or prior to the Closing Date. The Company at its sole expense shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the related Closing Date.

(6)       The Company shall (i) file with AMEX an Additional Listing Application with respect to the Note Shares and the Warrant Shares as promptly as practicable after execution of this Agreement; (ii) take all commercially reasonable steps necessary to cause such Securities to be approved for listing on AMEX as soon as possible thereafter; and (iii) use commercially reasonable efforts to maintain the listing of the Company’s Common Stock on an Eligible Market. “Eligible Market” means AMEX, New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Capital Market.

(7)       As long as any Purchaser owns the Securities, the Company covenants (i) to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports to be filed by the Company after the date hereof pursuant to the Exchange Act and (ii) maintain compliance with all applicable provisions of the Sarbanes Oxley Act of 2002 and all rules and regulations promulgated thereunder, except where noncompliance would not have, individually or in the aggregate, a Material Adverse Effect. During the Effectiveness Period, as long as any Purchaser owns any Securities, if, the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Note Shares or Warrant Shares under Rule 144. The Company further covenants that it will take such further action during the Effectiveness Period as a Purchaser may request, all to the extent required from time to time to enable such Purchaser to sell the Note Shares and the Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

H.	Conditions to Closing

(1)       Conditions Precedent to the Obligations of the Purchasers to Purchase Securities at the Initial Closing. The obligation of the Purchasers to acquire Securities at the Initial Closing is subject to the satisfaction or waiver by the Purchasers, at or before the Initial Closing, of each of the following conditions:

(a)       The representations and warranties of the Company contained herein shall be true and correct in all material respects (other than those representations and warranties that are qualified by “materiality” or Material Adverse Effect qualifiers shall be true and correct in all respects) as of the date when made and as of the Initial Closing as though made on and as of such date (except to the extent that such representation or warranty speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as though made on and as of the Initial Closing Date);

(b)       The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Offering Documents to be performed, satisfied or complied with by it at or prior to the Initial Closing;

(c)       No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Offering Documents;

(d)       Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect;

(e)       Trading in the Common Stock shall have not been suspended by the SEC or AMEX (except for any suspensions of trading of limited duration agreed to by the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all time since such date listed for trading on AMEX;

(f)        The Company shall have received all material consents, approvals, authorizations, permits and waivers of, and delivered all notices to, third parties necessary for the Company to consummate the transactions contemplated by this Agreement and by the Offering Documents, and all such consents, approvals, authorizations, permits and waivers shall be in full force and effect.

(g)       If the terms of the Offering Documents and the transactions contemplated by the Offering Documents conflict with, result in a breach of or constitute a default under any agreement of the Company, such agreement shall have been amended so as not to conflict with the terms of the Offering Documents and the transactions contemplated by the Offering Documents, or so as not to result in a breach of or constitute a default under such agreement due to the terms of the Offering Documents and the transactions contemplated by the Offering Documents.

(h)       The Company shall have delivered the items required to be delivered by the Company in accordance with Section B(2).

(2)       Conditions Precedent to the Obligations of the Purchasers to Purchase Securities at the Subsequent Closing. The obligation of the Purchasers to acquire Securities at the Subsequent Closing is subject to the satisfaction or waiver by the Purchasers, at or before the Subsequent Closing, of each of the following conditions:

(a)	The Initial Closing shall have been consummated;

(b)       The representations and warranties of the Company contained herein shall be true and correct in all material respects (other than those representations and warranties that are qualified by “materiality” or Material Adverse Effect qualifiers shall be true and correct in all respects) as of the date when made and as of the Subsequent Closing as though made on and as of such date (except to the extent that such representation or warranty speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as though made on and as of the Subsequent Closing Date);

(c)       The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Offering Documents to be performed, satisfied or complied with by it at or prior to the Subsequent Closing;

(d)       No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Offering Documents;

(e)       The Company shall have received (i) the Stockholder Approval, and (ii) all material consents, approvals, authorizations, permits and waivers of, and delivered all notices to, third parties necessary for the Company to consummate the transactions contemplated by this Agreement and by the Offering Documents, and the Stockholder Approval all such consents, approvals, authorizations, permits and waivers shall be in full force and effect;

(f)        Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect;

(g)       Trading in the Common Stock shall have not been suspended by the SEC or AMEX (except for any suspensions of trading of limited duration agreed to by the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all time since such date listed for trading on AMEX; and

(h)       The Company shall have delivered the items required to be delivered by the Company in accordance with Section B(2), subject to the requirements set forth in Section A(2).

(3)       Conditions Precedent to the Obligations of the Company to sell Securities at the Initial Closing. The obligation of the Company to sell Securities at the Initial Closing is subject to the satisfaction or waiver by the Company, at or before the Initial Closing, of each of the following conditions:

(a)       The representations and warranties of the Purchasers contained herein shall be true and correct in all material respects (other than those representations and warranties that are qualified by “materiality” or Material Adverse Effect qualifiers shall be true and correct in all respects) as of the date when made and as of the Initial Closing Date as though made on and as of such date;

(b)       The Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Offering Documents to be performed, satisfied or complied with by the Purchasers at or prior to the Initial Closing;

(c)       No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Offering Documents; and

(d)       Each of the Purchasers shall have delivered the related Purchase Price in accordance with Section B(2).

(4)       Conditions Precedent to the Obligations of the Company to sell Securities at the Subsequent Closing. The Company’s option to sell Securities at the Subsequent Closing is subject to the satisfaction or waiver by the Company, at or before the Subsequent Closing, of each of the following conditions:

(a)       The representations and warranties of the Purchasers contained herein shall be true and correct in all material respects (other than those representations and warranties that are qualified by “materiality” or Material Adverse Effect qualifiers shall be true and correct in all respects) as of the date when made and as of the Subsequent Closing Date as though made on and as of such date;

(b)       The Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Offering Documents to be performed, satisfied or complied with by the Purchasers at or prior to the Subsequent Closing;

(c)       No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Offering Documents;

(d)       The Company shall have received the Stockholder Approval in accordance with Section A(2) and such Stockholder Approval shall be in full force and effect; and

(e)       Each of the Purchasers shall have delivered the related Purchase Price in accordance with Section B(2).

I.	Miscellaneous

(1)       All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, singular or plural, as identity of the person or persons may require.

(2)       At Closing, the Company shall pay the reasonable legal fees and expenses incurred by the Purchasers in connection with the transactions contemplated by this Agreement. The Company shall also pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities.

(3)       Any notice or other document required or permitted to be given or delivered to the Purchasers shall be in writing and sent (a) by fax if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service

(charges prepaid) or (b) by an internationally recognized overnight delivery service (with charges prepaid):

(i)	if to the Company, at
NovaDel Pharma, Inc.
25 Minneakoning Road
Flemington, New Jersey 08822
Fax No.: 908-806-7624
Attention: Michael E. Spicer

or such other address as it shall have specified to the Purchasers in writing, with a copy (which shall not constitute notice) to:
Morgan Lewis & Bockius, LLP
502 Carnegie Center
Princeton, New Jersey 08540
Fax No.: 609-919-6701
Attention: Emilio Ragosa, Esq.

(ii)	if to the Purchasers, at
ProQuest Investments
90 Nassau Street, 5th Floor
Princeton, New Jersey 08542
Fax No.: 609-919-3570
Attention: Pasquale DeAngelis

or such other address as it shall have specified to the Company in writing, with a copy (which shall not constitute notice) to:
Wilmer Cutler Pickering Hale and Dorr LLP
399 Park Avenue
New York, NY 10028
Fax No.: 212-230-8888
Attention: Stuart R. Nayman, Esq.

(4)       Failure of the Company to exercise any right or remedy under this Agreement or any other agreement between the Company and the Purchasers, or otherwise, or delay by the Company in exercising such right or remedy, will not operate as a waiver thereof. No waiver by the Company will be effective unless and until it is in writing and signed by the Company.

(5)       This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York and shall be binding upon the Purchasers, the Purchasers’ heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company, its successors and assigns.

(6)       If any provision of this Agreement is held to be invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provisions hereof.

(7)       The parties understand and agree that, unless provided otherwise herein, money damages would not be a sufficient remedy for any breach of the Agreement by the Company or the Purchasers and that the party against which such breach is committed shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies shall not, unless provided otherwise herein, be deemed to be the exclusive remedies for a breach by either party of the Agreement but shall be in addition to all other remedies available at law or equity to the party against which such breach is committed.

(8)       The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder, except as may result from the actions of any such Purchaser other than through the execution hereof. Nothing contained herein solely by virtue of being contained herein shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any similar entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby.

(9)       Except as otherwise provided herein, this Agreement may be amended, and compliance with any provision of this Agreement may be omitted or waived, only by the written agreement of the Company and the Purchasers (or their permitted transferees) holding at least a majority of the number of outstanding shares in the aggregate sold to the Purchasers in this Offering.

(10)     This Agreement may be executed in any number of counterparts, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement. Facsimile or e-mail transmission of execution copies or signature pages for this Agreement shall be legal, valid and binding execution and delivery for all purposes.

(11)     This Agreement, together with the agreements and documents executed and delivered in connection with this Agreement, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement, except for the holders of Registrable Securities.

            IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first written above.

NOVADEL PHARMA INC.

By:	/s/ STEVEN B. RATOFF
Name:	Steven B. Ratoff
Title:	Chairman, Interim President and Chief Executive Officer

PROQUEST INVESTMENTS II, L.P.
By:	ProQuest Associates II LLC, its general partner

By:	/s/ PASQUALE DEANGELIS
Name:	Pasquale DeAngelis
Title:	Managing Member

PROQUEST INVESTMENTS II ADVISORS FUND, L.P.
By:	ProQuest Associates II LLC, its general partner

By:	/s/ PASQUALE DEANGELIS
Name:	Pasquale DeAngelis
Title:	Managing Member

PROQUEST INVESTMENTS III, L.P.
By:	ProQuest Associates III LLC, its general partner

By:	/s/ PASQUALE DEANGELIS
Name:	Pasquale DeAngelis
Title:	Managing Member